Exhibit 99.1

STOCK PURCHASE AGREEMENT

Dated as of June 24, 2005

By and Among

OVERSTOCK.COM, INC.

SKI WEST, INC.

and

ALL OF ITS SHAREHOLDERS

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of June 24, 2005, is made by and among Overstock.com, Inc., a Delaware corporation (“Purchaser”), Ski West, Inc., a Utah corporation (“Ski West”), and Jonathan Cardella, James Moyle, Thomas Raudorf, Joe Illescas and Alan Moe (Messrs. Cardella, Moyle, Raudorf, Illescas and Moe being herein collectively called the “Sellers”).

W I T N E S S E T H:

WHEREAS, Sellers are the owners of 100% of the outstanding shares of capital stock of Ski West (the “Shares”); and

WHEREAS, Sellers desire to sell, and Purchaser desires to purchase, all of the Shares, all on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and other consideration described herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS

1.1                                 Definitions.  Capitalized terms used herein and defined in Exhibit A hereto have the meanings ascribed to them in Exhibit A.

ARTICLE 2
THE TRANSACTION

2.1                                 Purchase and Sale of Shares.  Subject to the terms and conditions of this Agreement, at the Closing, Purchaser agrees to purchase from the Sellers, and Sellers agree to sell, convey, transfer, assign and deliver to Purchaser, all of the Shares, free and clear of any Encumbrances.

2.2                                 Closing.  Subject to the satisfaction of the conditions to closing set forth herein, the closing (the “Closing”) of the transactions contemplated hereby shall be held at the offices of Purchaser located at 6322 South 3000 East, Suite 100, Salt Lake City Utah, at 9:00 am Mountain Time on July 1, 2005, or at such other place or on such other date and time as may be mutually agreed upon by the parties. Such time and date are referred to herein as the “Closing Date”.

ARTICLE 3
CALCULATION AND PAYMENT OF PURCHASE PRICE

3.1                                 Payment. Subject to adjustment as provided in Section 3.2, and subject to the escrow described in Section 3.3, at the Closing, as consideration for the transfer of the Shares to

Purchaser as contemplated hereby, Purchaser shall pay to Sellers an aggregate of Twenty-Five Million Dollars ($25,000,000), (the “Purchase Price”) which shall be paid on the Closing Date by wire transfer of immediately available funds to Sellers in accordance with their stock ownership as shown below and to the bank accounts to be identified by each Seller by written notice to Purchaser at least one business day prior to the Closing Date.

Name	Number of Shares of Class A Common Stock Held
Jonathan Cardella	10,000
James Moyle	10,000
Thomas Raudorf	648
Joe Illescas	540
Alan Mao	389

Purchaser previously has delivered to Sellers an earnest money deposit in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the “Earnest Money Deposit”).  The Earnest Money Deposit shall be applied to the Purchase Price at the Closing.  In the event that the transaction contemplated by this Agreement fails to close through no fault of Ski West or the Sellers, the Sellers shall be entitled to retain the Earnest Money Deposit.

3.2                                 Adjustment of Purchase Price.  The Purchase Price shall be decreased if and to the extent that on the Closing Date the total equity of Ski West is less than $1,000,000, as determined by Purchaser’s independent registered public accounting firm within 90 days after the Closing.  In the event that such registered public accounting firm determines that the total equity of Ski West is less than $1,000,000 as of the Closing Date, Purchaser shall so notify Sellers and provide Sellers a copy of such accounting firm’s findings.  Unless Sellers have a legitimate basis on which to challenge the accounting firm’s findings, Sellers jointly and severally, and on a pro rata basis equal to their share of the proceeds from the Purchase Price, shall pay the amount of the difference to Purchaser promptly, and in any event within ten (10) days after notice from Purchaser setting forth the amount of the difference.

3.3                                 Escrow of Portion of Purchase Price.

(a)                                  At the Closing, to secure the Sellers’ obligations under this Agreement, the Sellers will deposit (the “Escrow”) with an escrow agent reasonably acceptable to the parties (the “Escrow Agent”) seven and one-half percent (7.5%) of the Purchase Price (the “Escrow Amount”).  The escrow agreement (the “Escrow Agreement”) shall be in substantially the form attached hereto as Exhibit B.  The Escrow Amount will be held for a period of twelve (12) months from and after the Closing Date (the “Escrow Period”).

(b)                                 Upon expiration of the Escrow Period, the Escrow Agent shall deliver the Escrow Amount to the Sellers on a pro rata basis equal to their contribution to the Escrow Amount, unless the Purchaser has asserted a Claim under Article 11 below, in which case the full Escrow Amount, or such portion as may reasonably be required to satisfy the Claim, shall be held by the Escrow Agent until final resolution of such Claim; provided, however, that in the event of a conflict with the terms of the Escrow Agreement, the terms of this Agreement shall govern unless otherwise provided in the Escrow Agreement.

ARTICLE 4

MANAGEMENT OF THE SKI WEST BUSINESS

4.1                                 Management.  The parties contemplate that Messrs. Cardella and Moyle (collectively called the “Founders”) will remain employees of Ski West after the Closing Date, on the terms set forth herein or in letters of employment to be delivered in connection with the Closing.  The parties contemplate that the Founders will continue to be responsible for managing the business of Ski West, subject to the right of the Board of Directors of Ski West to modify their responsibilities or to remove either or both Founders from their positions with Ski West.  Exhibit C sets forth additional agreements of the parties relating to the operation of Ski West after the Closing.

4.2                                 Bonus Pool.  Purchaser agrees that it will cause Ski West to create, or provide to Ski West, an annual bonus pool after the Closing tied to the performance of Ski West, and that the Founders, in their sole discretion, will have the right to allocate the bonus pool among themselves and the employees of Ski West (or the employees of Purchaser or its Affiliates working full-time for Ski West) as long as the Founders remain employees of Ski West, Purchaser or any Affiliate of Purchaser.  The bonus pool will consist of a percentage of Ski West’s operating profit as follows, and as more fully described in Exhibit C:

(1)  Year 1 (July 1, 2005 – June 30, 2006): 50% of operating profit

(2)  Year 2 (July 1, 2006 – June 30, 2007): 33.3% of operating profit

(3)  Year 3 (July 1, 2007 – June 30, 2008): 20% of operating profit

(4)  Year 4 (July 1, 2008 – June 30, 2009): 10% of operating profit

Purchaser will maintain the bonus pool for the period of time contemplated by this Agreement, so long as either Founder remains employed by Purchaser, Ski West or any Affiliate of Purchaser.  Purchaser will make the bonus pool available for distribution no later than September 1 of a given year in which the bonus pool is in effect.

4.3                                 One Year Commitment.  Neither Founder shall be obligated to remain an employee of Ski West for more than one year after the Closing Date.  If Purchaser causes Ski West to terminate, or Purchaser terminates, the employment of either Founder within the first year after the Closing Date, Purchaser agrees that it will not make a claim against either Founder for that portion of the Purchase Price received by such Founder based on Purchaser’s decision to cause the termination of a Founder as an employee of Ski West.  If either Founder leaves the employment of Ski West within one year after the Closing Date (other than as a result of involuntary termination or the death or disability of such Founder), such Founder shall repay to Purchaser, within ten (10) days after leaving, a pro rata portion of the amount of the Purchase Price received by such Founder at the Closing equal to fifty percent (50%) the amount of the Purchase Price such Founder received at Closing multiplied by the number of days remaining in the twelve-month period following the Closing Date on the date such Founder leaves divided by 365.   For avoidance of doubt, the Founders can voluntarily terminate their employment from and after the first anniversary of the Closing Date without returning any portion of the Purchase Price.  Notwithstanding any provision in this Agreement to the contrary, the parties agree that the Purchase Price represents payment for the Shares, and that no portion of the Purchase Price should be deemed compensation to the Founders for services rendered to Ski West after the Closing.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SELLERS
AND SKI WEST

Ski West and Sellers jointly and severally represent and warrant to Purchaser as follows:

5.1                                 Existence and Good Standing; Tax Nexus.  Ski West is a corporation, duly organized and validly existing under the laws of the State of Utah.  Each of the Subsidiaries (as defined below) is an entity duly formed and validly existing under the laws of the State of Utah.  Ski West and each of the Subsidiaries each has the full power and authority to own, lease and operate its assets and properties and to carry on its business (collectively, the “Business”) as now being conducted.  Neither Ski West nor any Subsidiary is qualified to do business, and the operation of the Business does not require Ski West or any Subsidiary to be qualified to do business, in any state or other jurisdiction outside of Utah, the failure of which would have a Material Adverse Effect on the operations or the Business of Ski West or any Subsidiary.  Neither Ski West nor any Subsidiary has had and neither Ski West nor any Subsidiary now has any contacts with any state or other jurisdiction (other than Utah) that could constitute nexus with any such state or jurisdiction for purposes of sales taxes.  Except as set forth in Schedule 5.1, neither Ski West nor any Subsidiary is required to remit sales taxes or to provide any information to any tax authority regarding its sales to any person located outside of the State of Utah.

5.2                                 Authorization and Validity of Agreement.  Ski West has full power and authority, and each Seller has full power and authority, to execute and deliver this Agreement, to perform its or his respective obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Ski West and the consummation by Ski West of the transactions contemplated hereby have been duly authorized by the Board of Directors of Ski West and by the holders of 100% of the outstanding shares of capital stock of Ski West, and no other action on the part of Ski West or any of the Sellers or any other person is necessary to authorize the execution, delivery and performance of this Agreement by Sellers and Ski West and the consummation of the transactions contemplated hereby. This

Agreement has been duly executed and delivered by Sellers and Ski West and is a valid and binding obligation of each Seller and of Ski West enforceable against each of them in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general equitable principles.

5.3                                 Capitalization.  (a) The authorized capital stock of Ski West consists solely of 50,000 shares of Class A Common Stock, no par value, and 50,000 shares of Class B Common Stock, no par value. An aggregate of 21,577 shares of Class A Common Stock are issued and outstanding and are held of record by the Sellers identified as the holders thereof in Section 3.1 and in the amounts shown in Section 3.1.  No shares of Class B Common Stock are issued or outstanding.  All of such issued shares of Class A Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and none of them was issued in violation of any preemptive or other right.  Ski West is not a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any capital stock or any other security of Ski West or any other security exercisable or exchangeable for or convertible into any capital stock or any other security of Ski West, and except for this Agreement, there is no outstanding option, warrant or other right to subscribe for or purchase, or contract, agreement or arrangement with respect to, any capital stock or any other security of Ski West or any other security exercisable or convertible into any capital stock or any other security of Ski West.

(b)  Each Seller owns all of the outstanding outstanding shares of Class A Common Stock as set forth in Section 3.1, free and clear of all liens, claims, charges, restrictions, equities and encumbrances of any kind and have full power and legal right to sell, assign, transfer and deliver the same to Purchaser pursuant to this Agreement.  Without limiting the foregoing in any way, Ski West and Sellers confirm that the Articles of Incorporation and bylaws of Ski West will be duly amended so as to eliminate any right of first refusal, preemptive rights and other restrictions that might otherwise have applied to the sale of the Shares by Sellers, and that the amendment eliminating any such right of first refusal and other restrictions will have been duly approved by the Board of Directors of Ski West and by the holders of 100% of the outstanding capital stock of Ski West and by any other person having any rights under any such provision.  A copy of the bylaws, as so amended, certified by the Secretary or an Assistant Secretary of Ski West, will be delivered to Purchaser prior to and as a condition to Closing.

5.4                                 Consents and Approvals; No Violations.  The execution, delivery and performance of this Agreement by Sellers and Ski West and the consummation by Sellers and Ski West of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both: (a) violate, conflict with, or result in a breach or default under any provision of the organizational documents of Ski West or any Subsidiary; (b) violate any statute, ordinance, rule or regulation applicable to either Seller or Ski West or any Subsidiary, (c) violate any order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to either Seller or Ski West or any Subsidiary; (d) require any filing by either Seller or Ski West or any Subsidiary with, or require either Seller or Ski West or any Subsidiary to obtain any permit, consent or approval of, or require either Seller or Ski West or any Subsidiary to give any notice to, any governmental or regulatory body, agency or authority, or (e) result in a violation or breach by either Seller or Ski West or any Subsidiary of, conflict with, constitute (with or without due notice or lapse of time or both) a default by either Seller or Ski West or any Subsidiary (or give rise to any right of termination, cancellation, payment or acceleration) under any obligation of Ski West or any Subsidiary or result in the creation of any Encumbrance upon any of the assets of Ski West or any Subsidiary.

5.5                                 Subsidiaries and Affiliates.  Except for (a) Mountain Waves, LLC, a Utah limited liability company, (b) CompareWare, Inc., a Utah corporation, and (c) Reservation Personnel Management, LLC, a Utah limited liability company (individually a “Subsidiary” and collectively, the “Subsidiaries”), Ski West (i) has no subsidiaries and does not own any interest in any other entity or business, and (ii) except for its use of the assumed name “Island Escapes” or as set forth on Schedule 5.5, has not, during the last three years, conducted business under any other name except its legal name as shown in this Agreement.  All of the assets used in the Business (the “Assets”) are owned by Ski West and the Subsidiaries, and upon the Closing, Ski West and the Subsidiaries will continue to own all of the Assets.  Each of the Subsidiaries is wholly owned by Ski West, and no Person has any ownership interest in any of the Subsidiaries or owns any equity or debt security or right of any nature whatsoever to acquire any such ownership interest or equity or debt security in or to any of the Subsidiaries.

5.6                                 Financial Statements; No Material Adverse Change.  Sellers have previously furnished Purchaser with the audited consolidated balance sheet of Ski West as of March 31, 2005 (the “Balance Sheet Date”), the audited consolidated statements of operations and cash flows for the period from April 1, 2004 through March 31, 2005, and the audited statements of cash flows for the year then ended (the “Financial Statements”). The Financial Statements fairly present in all material respects in accordance with the accrual basis of accounting consistently applied the financial position of Ski West at the dates thereof and the results of operations of Ski West and its cash flows for the periods indicated. Except as set forth in Schedule 5.6 attached hereto, since the Balance Sheet Date, there has been no material adverse change in or affecting any of the Assets, or in the business or condition, financial or otherwise, or in the results of operations of, Ski West.  Other than as (i) disclosed in the Financial Statements, (ii) incurred since the Balance Sheet Date in the ordinary course of business or (iii) disclosed on Schedule 5.6 hereto, Ski West has no direct or indirect indebtedness, liability, claim, deficiency, obligation or responsibility, known or unknown, fixed or contingent, liquidated or unliquidated, accrued, absolute or otherwise.

5.7                                 Books and Records.  Sellers have provided to Purchaser true, correct and complete copies of the articles or certificate of incorporation and bylaws or other governing documents of Ski West and each of the Subsidiaries, and all amendments to each.  The minute books of Ski West and each of the Subsidiaries, as previously made available to Purchaser and its representatives, contain accurate records in all material respects of the meetings or written consents of the shareholders and Board of Directors of Ski West and of the owners and governing bodies of each of the Subsidiaries.

5.8                                 Title to Properties; Encumbrances; Condition.  Except as set forth in Schedule 5.8 or 5.9, and except for properties or assets reflected in the Financial Statements or acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, Ski West (or the Subsidiaries, as appropriate) has good and valid title or leasehold interest to the Assets, in each case subject to no Encumbrances except for (i) Encumbrances consisting of easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto that do not materially detract from the value of, or materially impair the use of, such property by Ski West or the Subsidiaries in the operation of the Business, and (ii) Encumbrances for current Taxes, assessments or governmental charges or levies on property not yet due or delinquent and identified on Schedule 5.8 (collectively, “Permitted Encumbrances”).  Neither Ski West nor either Seller has any knowledge of any defects in any of the Assets that are material to Ski West or the operation of the Business as now conducted.

5.9                                 Real Property.  Schedule 5.9 identifies all interests in real property used by Ski West or any Subsidiary and includes the name of the record title holder or landlord thereof. All of the premises leased by Ski West or any Subsidiary are in good operating condition, and in a state of good maintenance and repair, subject to ordinary wear and tear.  Except as set forth in Schedule 5.9, none of the leased property is located outside the State of Utah.  Neither Ski West nor any Subsidiary has any interest in any real property other than through the leases listed on Schedule 5.9.

5.10                           Material Contracts; Contracts with Affiliates.

(a)                                  Schedule 5.10 sets forth a complete list of all material contracts, commitments and other agreements to which Ski West or any Subsidiary is a party. The contracts set forth on Schedule 5.10 include:

(i)                                     any agreement, contract or commitment relating to the employment of any Person by Ski West or any Subsidiary,

(ii)                                  any agreement, contract or commitment relating to capital expenditures in excess of $10,000,

(iii)                               any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person,

(iv)                              any management service, consulting or any other similar type contract,

(v)                                 any agreement, contract or commitment limiting the freedom of Ski West or any Subsidiary or either Seller to engage in any line of business or to compete with any Person,

(vi)                              any agreement, contract or commitment of Ski West or any Subsidiary which involves $10,000 or more and is not cancelable by Ski West or such Subsidiary without penalty,

(vii)                           a list of all material personal property leases to which Ski West or any Subsidiary is a party (as lessee or lessor),

(viii)                        any other agreement, contract or commitment by either Seller or Ski West or any Subsidiary , the breach or nonperformance of which would or could affect Ski West or such Subsidiary; and

(ix)                                any material contracts with significant customers, any joint venture or partnership agreements, any contracts with any labor organizations, any strategic alliances and any options to purchase land.

Also set forth in Schedule 5.10 is a list of all proposals submitted by Ski West or any Subsidiary to any third party that, if accepted by such third party, would require disclosure on Schedule 5.10. Each lease, contract or agreement set forth in Schedule 5.10 is in full force and effect, Ski West or the relevant Subsidiary is in full compliance with the terms thereof, and there exists no default or event of default or event, occurrence, condition or act (including the purchase of the Assets hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder by Ski West or any Subsidiary .

(b)                                 Schedule 5.10 specifically identifies, under the caption “Contracts with Affiliates”, any contract, agreement or understanding between Ski West or any Subsidiary and any affiliate of Ski West (or any Subsidiary) that has in the past had, or could in the future have, any effect of any nature, whether or not material, on the operations or results of operations of Ski West or such Subsidiary.

5.11                           Permits.  Schedule 5.11 attached hereto lists all of the governmental permits (including occupancy permits), licenses, consents and authorizations (“Permits”) required by Ski West or any Subsidiary . Ski West holds all of the Permits listed on Schedule 5.11, and none is presently subject to revocation or challenge. Except as set forth on Schedule 5.11, none of such Permits will be subject to revocation or termination as a result of the consummation of the transactions contemplated hereby.

5.12                           Litigation.  Except as set forth in Schedule 5.12, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or any investigation by) any governmental or other instrumentality or agency, pending, or threatened, against or affecting Ski West or any Subsidiary, and neither Ski West nor any Subsidiary or Seller knows of any valid basis for any such action, proceeding or investigation. There are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of Ski West or either Seller, threatened, seeking to prevent or challenge the transactions contemplated by this Agreement.

5.13                           Taxes.

(a)                                  Ski West is an S corporation for federal income tax purposes.  Each of the Subsidiaries is either an S corporation or a partnership for federal income tax purposes, and none of them is subject to federal income taxation.  All returns and reports for Taxes for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date (“Pre-Closing Periods”), which are required to be filed by or with respect to Ski West or any Subsidiary (collectively, the “Returns”) have been or will be filed when due in a timely fashion and such Returns as filed are or will be accurate in all material respects.  Ski West intends to record an estimated tax liability for income taxes payable for the six-month period from January 1, 2005 to June 30, 2005, but will nevertheless satisfy the condition set forth elsewhere in this Agreement that at Closing Ski West will have equity of at least $1,000,000.

(b)                                 Except as provided in Schedule 5.13, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Ski West or any Seller, threatened, by any authority regarding any Taxes relating to Ski West or any Subsidiary for any Pre-Closing Period.

(c)                                  Except for inchoate liens which exist for Taxes not yet due and payable, there are no liens or security interests on any of the properties or assets of Ski West or any Subsidiary that arose in connection with any obligation (or alleged obligation) to pay any Taxes.

(d)                                 Except as provided in Schedule 5.13, there are no agreements for the extension or waiver of the time for assessment of any Taxes relating to Ski West or any Subsidiary for any Pre-Closing Period and neither Ski West nor any Subsidiary has requested or been requested to enter into any such agreement or waiver.

(e)                                  All Taxes which Ski West or any Subsidiary is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

(f)                                    Neither Ski West nor any Subsidiary is now or has ever been a party to any Tax allocation or sharing agreement.

5.14                           Intellectual Properties.  Schedule 5.14 sets forth all material Intellectual Property used by Ski West or any Subsidiary and identifies the owner of such Intellectual Property. Except as set forth on Schedule 5.14, the operation of the Business as conducted by Ski West and the Subsidiaries as of the Closing Date requires no material rights not owned by Ski West under any Intellectual Property and does not violate or infringe upon any Intellectual Property rights of any other person, and except as set forth on Schedule 5.14, does not and will not require Ski West to make any payment to any person.  Except as set forth on Schedule 5.14, no litigation is pending or threatened wherein Ski West or any Subsidiary is accused of infringing or otherwise violating the Intellectual Property rights of any other person, or of breaching any contract relating to Intellectual Property.  In addition to the general indemnification provisions set forth in this Agreement, the Sellers hereby jointly and severally agree to indemnify and hold harmless Ski West, Purchaser and each of the Purchaser Indemnitees from any liability resulting from a judgment or settlement exceeding $100,000 in the aggregate resulting from the litigation currently pending in which Ski West and Eydeas are parties and which Ski West has disclosed to Purchaser, and Sellers shall promptly, and in any event within ten days after demand therefor, pay to any such indemnified person the full amount of any such liability, cost or expense to the extent the aggregate of such amounts exceeds $100,000.  All current and former employees of Ski West and the Subsidiaries have executed assignments to Ski West or such Subsidiaries of all rights to any inventions, improvements, discoveries and information relating to the Business.  Ski West or the Subsidiaries, as appropriate, have taken all reasonable precautions to protect the secrecy, confidentiality and value of all trade secrets.  No contractor or other third party has any right, title, interest or claim to any of the Intellectual Property used by Ski West or the Subsidiaries or reasonably necessary for the conduct of the Business except to the extent disclosed elsewhere in this Agreement.

5.15                           Compliance with Laws.  Except as set forth on Schedule 5.15, Ski West and each Subsidiary is in compliance with all applicable laws, regulations, orders, judgments and decrees applicable to Ski West and such Subsidiaries or their conduct of the Business except where any noncompliance has not had and would not have a Material Adverse Effect on Ski West or the Subsidiaries and will not have a Material Adverse Effect on Ski West or the Subsidiaries or the Business after the Closing.

5.16                           Employment Relations.  Except as set forth on Schedule 5.16, (a) Ski West and the Subsidiaries are not engaging and have not engaged in any unfair labor practice; (b) to the knowledge of Ski West and Sellers, no representation question exists respecting the employees of Ski West or any Subsidiary; (c) neither Ski West nor any Subsidiary has been notified of any grievance and no arbitration proceeding arising out of or under any collective bargaining agreement is pending; and (d) no collective bargaining agreement is in effect or is currently being negotiated by Ski West or any Subsidiary.

5.17                           Employee Benefit Plans.  Sellers have delivered to Purchaser true and complete copies of all written employee benefit plans, policies, programs and arrangements and all related contracts, agreements and other descriptions thereof with respect to the employee benefits provided to employees of Ski West or any Subsidiary prior to the Closing Date (the “Plans”). Each of the Plans has been maintained in compliance with its terms and the requirements of all applicable laws. None of the Plans are subject to Title IV of ERISA or the minimum funding obligations of Section 412 of the Code, and Ski West and the Subsidiaries and any entity required to be aggregated therewith pursuant to Section 414(b) or (c) of the Code have no liability under Title IV of ERISA or under Section 412(f) or 412(n) of the Code.

5.18                           Environmental Laws and Regulations.  Except as set forth on Schedule 5.18, (a) Hazardous Materials (as defined below) have not been generated, used, treated or stored on, or transported to or from, Ski West property by Ski West or any Subsidiary or their authorized agents, (b) Hazardous Materials have not been released or disposed of by Ski West or any Subsidiary or their authorized agents on Ski West or Subsidiary property or any property adjoining Ski West or Subsidiary property except such releases which do not violate any Environmental Laws, (c) Ski West and each Subsidiary is in compliance with all applicable Environmental Laws and the requirements of any Permits issued under such Environmental Laws with respect to Ski West or Subsidiary property, (d) there are no pending or, to the knowledge of Ski West or any Seller threatened, Environmental Claims against Ski West or any Subsidiary or Ski West or Subsidiary property, (e) there are no facts or circumstances, conditions, pre-existing conditions or occurrences on Ski West or Subsidiary property that could reasonably be anticipated (A) to form the basis of an Environmental Claim against Ski West or any Subsidiary or Ski West or any Subsidiary property, or (B) to cause Ski West or any Subsidiary property to be subject to any restrictions on the ownership, occupancy use or transferability of Ski West or Subsidiary property under any Environmental Law and (f) there are not now and there never have been any underground storage tanks located on Ski West or any Subsidiary property.

5.19                           Interests in Customers, Suppliers, Etc.  Neither Ski West nor either Seller possesses, directly or indirectly, any financial interest in, and neither Seller serves as a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, or competitor of Ski West.

5.20                           Customers.  To the knowledge of Sellers and Ski West, the relationship of Ski West with its customers as of the date of this Agreement is good..  Except as set forth in Schedule 5.20, no significant customer has canceled or otherwise terminated or, to the knowledge of Sellers or Ski West, threatened to cancel or otherwise terminate its relationship with Ski West within the current fiscal year.

5.21                           Accounts Receivable; Accounts Payable.  Except as set forth on Schedule 5.21, the Accounts Receivable represent actual billings for services actually performed or agreed to be performed and supplies actually utilized or agreed to be utilized.  Except as set forth on Schedule 5.21 there has been no material adverse change since the Balance Sheet Date in the amount of the Accounts Receivable or other fees or debts due to Ski West or the allowances with respect thereto, or in the Accounts Payable by Ski West, from those reflected in the Balance Sheet.

5.22                           Broker’s or Finder’s Fees.  No agent, broker, Person or firm acting on behalf of Ski West or either Seller is, or will be, entitled to any fee, commission or broker’s or finder’s fees for which Purchaser may be liable in connection with this Agreement or any of the transactions contemplated hereby.

5.23                           Copies of Documents.  Sellers have caused to be made available for inspection and copying by Purchaser and its advisers, true, complete and correct copies of all documents referred to in this Article 5 or in any Schedule attached hereto.

5.24                           Foreign Corrupt Practices Act.  Neither Ski West nor any director, officer, agent, employee or other person associated with or acting on behalf of Ski West has used any corporate funds for any unlawful contribution, gift, entertainment or other expense relating to political activity or made any direct or indirect unlawful payment to any United States or foreign government official or employee from corporate funds or violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or paid or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

5.25                           Accounting Practices.  Ski West makes and keeps accurate books and records relating to its assets and maintains internal accounting controls that provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of Ski West’s financial statements and to maintain accountability for the assets of Ski West, (iii) access to the assets of Ski West is permitted only in accordance with management’s authorization and (iv) the reported accountability of the assets of Ski West is compared with existing assets at reasonable intervals.  Ski West has designed its internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Ski West has disclosed to the Chief Financial Officer of Purchaser all significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting which are reasonably likely to adversely affect the ability of Ski West to record, process, summarize and report financial information, as well as any fraud, whether or not material, that involves or has involved management or other employees of Ski West who have a significant role in Ski West’s internal control over financial reporting.

5.26                           Disclosure.  No representation or warranty contained in this Agreement and no information provided by Sellers or Ski West to Purchaser in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein, as applicable, not misleading in light of the circumstances under which they were made.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrant to Sellers and Ski West as follows:

6.1                                 Existence and Good Standing; Power and Authority.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business in Utah.  Purchaser has full corporate power and authority to make, execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized and approved by all required corporate action of Purchaser and no other action on the part of Purchaser is necessary to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

6.2                                 Broker’s or Finder’s Fees.  No agent, broker, Person or firm acting on behalf of Purchaser, or will be, entitled to any fee, commission or broker’s or finder’s fee for which Ski West or either Seller may be liable in connection with this Agreement or any of the transactions contemplated hereby.

ARTICLE 7
CONDITIONS TO OBLIGATIONS OF SELLERS AND SKI WEST

The obligations of Sellers and Ski West under this Agreement shall be subject to the satisfaction (or waiver by the party entitled to performance) on or prior to the Closing Date of all of the following conditions:

7.1                                 Truth of Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on the

Closing Date with the same effect as though such representations and warranties had been made on the Closing Date, and Purchaser shall have delivered to the Sellers on the Closing Date a certificate of an authorized officer, dated the Closing Date, to such effect.

7.2                                 Performance of Agreements.  Each and all of the agreements and covenants of Purchaser to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and Purchaser shall have delivered to the Sellers a certificate of an authorized officer, dated the Closing Date, to such effect.

7.3                                 Consideration.  Sellers shall have received the consideration described in Section 3.1 of this Agreement to be delivered on the Closing Date.

7.4                                 Employment Arrangements.  Purchaser shall have permitted Ski West or the appropriate Subsidiary to offer each Seller and each of the key employees of Ski West identified by Purchaser letters of employment with Ski West in the Standard form used by Purchaser with its employees.

ARTICLE 8
CONDITIONS TO PURCHASER’S OBLIGATIONS

The obligations of Purchaser under this Agreement shall be subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of all of the following conditions:

8.1                                 Truth of Representations and Warranties. The representations and warranties of Sellers and Ski West contained herein shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date, and Sellers and Ski West shall have delivered to Purchaser on the Closing Date certificates of Sellers and of an authorized representative of Ski West, dated the Closing Date, to such effect.

8.2                                 Performance of Agreements.  Each and all of the agreements and covenants of Sellers and Ski West to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and Sellers and Ski West shall have delivered to Purchaser certificates of Sellers and of an authorized representative of Ski West, dated the Closing Date, to such effect.

8.3                                 No Litigation Threatened.  No action or proceedings shall have been instituted before a court or other governmental body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and Sellers and Ski West shall have delivered to Purchaser certificates of Sellers and of an authorized representative of Ski West, dated the Closing Date, to such effect to the best of their knowledge.

8.4                                 Governmental Approvals.  All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

8.5                                 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

8.6                                 Good Standing Certificates.  Purchaser shall have received a certificate of the secretary or any assistant secretary of Ski West certifying as to the following attachments: (a) its articles of incorporation or formation (certified by the Secretary of State of or other appropriate governmental authority of its state of incorporation); (b) its bylaws or regulations; (c) the resolutions of its board of directors (or similar governing body) respecting the transactions contemplated hereby; and (d) a certificate respecting the incumbency and true signatures of its officers (or other representatives) who executed this Agreement and any related documents.  Purchase shall also have received a certificate of the secretary or any assistant secretary of each of the Subsidiaries certifying as to the governing documents of such Subsidiary, copies of which shall be attached to such certificates.  Purchaser shall have received recently dated good standing and existence certificates respecting Ski West and each of the Subsidiaries.

8.7                                 Noncompetition Agreement.  Each Seller and each key employee of Ski West or any Subsidiary identified on Schedule 8.7 shall have entered into an agreement in substantially the form of Purchaser’s Standard form of Confidentiality, Non-Competition and Non-Solicitation Agreement, as well as any other standard forms of agreement customarily required by Purchaser with its employees, which agreements shall be in addition to (and not in lieu of) those set forth in this Agreement with respect to the Sellers.

8.8                                 Legal Opinion.  Sellers and Ski West shall have delivered to Purchaser an opinion of counsel to Sellers and Ski West, addressing the matters set forth in Exhibit D attached hereto.

8.9                                 Letters of Employment.  Each Seller and each key employee of Ski West (or any Subsidiary) identified on Schedule 8.7 shall have accepted employment with Ski West or the appropriate Subsidiary on the terms set forth in the respective letters of employment, and shall have executed and delivered key employee and confidentiality agreements in substantially the form regularly utilized by Purchaser; it being agreed that Purchaser shall permit key employees who are unavailable to sign such agreements in person or by facsimile prior to the Closing to do so after the Closing to the extent Purchaser deems it reasonable to do so.

8.10                           Documents of Conveyance.  Purchaser shall have received from Sellers stock certificates representing all of the Shares, together with duly executed stock powers in blank and any other reasonably necessary documents of conveyance, vesting in Purchaser good and valid title to the Shares, free and clear of any Encumbrances.

8.11                           Termination of Arizona Lease; Tax Nexus.  Any lease to which Ski West or any Subsidiary may have been a party relating to property in Arizona or in any other state other than Utah shall have been terminated prior to the Closing, and Purchaser shall be reasonably satisfied that the consummation of the transactions contemplated hereby would not cause Purchaser to become subject to sales tax collection or remittance or reporting laws, rules or regulations in Arizona or in any other state or jurisdiction other than Utah.

ARTICLE 9
COVENANTS OF SELLERS AND SKI WEST

Sellers and Ski West hereby covenant and agree with Purchaser as follows:

9.1                                 Conduct of Business.  Except as Purchaser may otherwise consent in writing, between the date hereof and the Closing Date, Ski West shall (and shall cause each Subsidiary to) (a) conduct its business only in the ordinary course, (b) use its reasonable efforts to keep available the services of its employees and maintain satisfactory relationships with licensees, suppliers, lessors, distributors, customers, clients and others, (c) maintain, consistent with past practice, all the Assets in customary repair, order and condition, ordinary wear and tear excepted, and maintain insurance upon all the Assets used in the conduct of the Business in such amounts and of such kinds comparable to that in effect on the date hereof, and (d) maintain the Books and Records in the usual, regular and ordinary manner, on a basis consistent with past practice.

9.2                                 Prohibited Activities.  From the date hereof and until the Closing Date, without the prior written consent of Purchaser or unless as required or expressly permitted by this Agreement, Ski West will not (and will not permit any Subsidiary to) (and Sellers will not permit Ski West to):

(a)                                  pay any dividend or make any other payment or distribution in respect of its capital stock;

(b)                                 enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in a single transaction or a series of related transactions involving an aggregate amount of more than $10,000 otherwise than in the ordinary course of its business and consistent with its past practice;

(c)                                  increase or commit or promise to increase the cash or other compensation payable or to become payable to any officer, director, stockholder, employee or agent, consultant or independent contractor of Ski West or any Subsidiary or make any discretionary bonus or management fee payment to any such person;

(d)                                 create, assume or permit to be created or imposed any Encumbrances (other than Permitted Encumbrances) upon any of its Assets, whether now owned or hereafter acquired, otherwise than in the ordinary course of its business and consistent with its past practice;

(e)                                  (i) adopt, establish, amend or terminate any Plan or employee policies and procedures or (ii) take any discretionary action, or omit to take any contractually required action, if that action or omission could either (A) deplete the assets of any Plan or (B) increase the liabilities or obligations under any such Plan;

(f)                                    sell, assign, lease or otherwise transfer or dispose of any of its Assets otherwise than in the ordinary course of its business and consistent with its past practice;

(g)                                 negotiate for the acquisition of any business or the start-up of any new business;

(h)                                 waive any of its rights or claims that in the aggregate are material to the Business, provided that it may negotiate and adjust bills in the course of good faith disputes with customers and vendors in a manner consistent with past practice;

(i)                                     commit breaches that in the aggregate are material to Ski West or any Subsidiary or amend or terminate any material agreement of Ski West or any Subsidiary or any of their Permits; or

(j)                                     enter into, or agree to enter into, any transaction or commitment (i) outside the ordinary course of its business, (ii) inconsistent with its past practice or (iii) prohibited hereby.

9.3                                 Exclusive Dealing.  During the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement, neither Ski West nor either Seller shall take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person other than Purchaser, concerning any sale of the Shares or the Assets of Ski West or any material part thereof or any other transaction involving a business combination or other transfer of ownership or control of Seller other than the transactions contemplated by this Agreement.

9.4                                 Review of the Assets.  Purchaser may, prior to the Closing Date, through its representatives, review (a) the Assets, (b) the complete working papers of Ski West’s accountants used in their preparation of financial statements for Ski West and (c) the Books and Records of Ski West and the Subsidiaries and may otherwise review the financial and legal condition of Ski West and the Subsidiaries as Purchaser deems necessary or advisable.  Such review shall occur only during normal business hours upon reasonable notice by Purchaser.  Ski West and Sellers shall permit Purchaser and its representatives to have, after the execution of this Agreement, access during normal business hours upon reasonable notice to employees of Ski West and the Subsidiaries.

9.5                                 Further Assurances.  At any time or from time to time after the Closing Date, Sellers and Ski West shall, at the reasonable request of Purchaser and at Purchaser’s sole cost and expense, execute and deliver any further instruments or documents and take all such further action as Purchaser may reasonably request in order to consummate and make effective the sale of the Shares pursuant to this Agreement.

ARTICLE 10
TERMINATION

10.1                           Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(a)                                  by the mutual written consent of Purchaser and the Founders; or

(b)                                 by either Purchaser or the Founders, in writing, without liability on the part of the terminating party on account of such termination (provided the terminating party is not otherwise in default or breach of this Agreement), if the other party (or its respective affiliate) shall (i) fail to perform its or their covenants or agreements contained herein required to be performed prior to the Closing Date, or (ii) breach or have breached any of its representations or warranties contained herein

ARTICLE 11
SURVIVAL AND INDEMNIFICATION

11.1                           Indemnification of Sellers.  Subject to Sections 11.3, 11.8 and 11.10, Purchaser shall indemnify and hold Sellers harmless from and against any and all damages (including exemplary damages and penalties, losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation (collectively, “Damages”), suffered by any Seller as a result of, caused by, arising out of, or in any way relating to any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Purchaser under this Agreement or any agreement relating hereto or any misrepresentation in or omission from any list, schedule, certificate, or other instrument furnished or to be furnished to Sellers by the Purchaser, pursuant to the terms of this Agreement.

11.2                           Indemnification of Purchaser.  Subject to Sections 11.3, 11.8 and 11.10, Sellers, jointly and severally, shall indemnify and hold Purchaser, its officers, directors, agents, employees, shareholders and Affiliates (including, without limitation, Ski West) (the “Purchaser Indemnitees”) harmless from and against any and all Damages suffered by any Purchaser Indemnitee as a result of, caused by, arising out of, or in any way relating to any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Sellers or Ski West under this Agreement or any agreement relating hereto or any misrepresentation in or omission from any list, schedule, certificate, or other instrument furnished or to be furnished to Purchaser by Sellers or Ski West pursuant to the terms of this Agreement.

11.3                           Demands.  Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party actions being collectively referred to herein as the “Claim”), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement. The indemnifying party shall not be obligated to indemnify the indemnified party with respect to any Claim if the conditions in Sections 11.8 and 11.11 have not been met or if the indemnified party failed to notify the indemnifying party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against such matter and to make a timely response thereto including, without limitation, any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to the Claim, only insofar as such failure to notify the indemnifying party has actually resulted in prejudice or damage to the indemnifying party.

11.4                           Right to Attempt to Cure.  Provided that a cure is possible, the indemnifying party shall be entitled at its cost and expense to attempt to cure any matter with respect to which it may be called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that failure of the indemnified party to notify the indemnifying party of an event within a sufficient period of time to permit a cure shall not affect the indemnifying party’s obligation therefor.

11.5                           Right to Contest and Defend.  The indemnifying party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that notice of the intention so to contest shall be delivered by the indemnifying party to the indemnified party as soon as reasonable possible after (but no later than 20 days from) the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the indemnifying party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If the indemnifying party does not elect to contest any such Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. At any time after the commencement of the defense of any Claim, the indemnifying party may request the indemnified party to agree in writing to the abandonment of such contest or to the payment or compromise by the indemnified party of the asserted Claim, whereupon such action shall be taken unless the indemnified party determines that the contest should be continued, and so notifies the indemnifying party in writing within 15 days of such request from the indemnifying party. If the indemnified party determines that the contest should be continued, the indemnifying party shall be liable hereunder only to the extent of the amount that the other party to the contested Claim had agreed unconditionally to accept in payment or compromise as of the time the indemnifying party made its request therefor to the indemnified party.

11.6                           Cooperation.  If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the Person asserting the Claim, or any cross-complaint against any Person, and the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating. At no cost or expense to the indemnified party, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Claim.

11.7                           Right to Participate.  The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all Persons, including governmental authorities, asserting any Claim against the indemnified party or conferences with representatives of or counsel for such Persons.

11.8                           Limitation on Indemnification Obligations.  Neither party has any obligation to indemnify the other party or parties from and against any Damages resulting from, arising out of, relating to, or caused by the breach (or alleged breach) of any representation or warranty of the other party or parties contained in this Agreement (A) until the party or parties have suffered Damages by reason of all such breaches (or alleged breaches) in excess of a $50,000 aggregate threshold (at which point the party or parties will be obligated to indemnify the party or parties from and against all further Damages) or (B) to the extent that the aggregate of all such Damages exceeds fifty percent (50%) of the Purchase Price (provided, however, that as to any Claim asserted after the date one year after the Closing Date, such limitation shall decrease from fifty percent (50%) to twenty-five percent (25%) of the Purchase Price), or (C) to the extent that the aggregate obligation of any Seller with respect to all such Damages exceeds the portion of the Purchase Price received by such Seller.

11.9                           Payment of Damages.  The indemnifying party shall pay to the indemnified party in immediately available funds any amounts to which the indemnified party may become entitled by reason of the provisions of this Agreement, such payment to be made within five days after any such amounts are finally determined either by mutual agreement of the parties hereto or pursuant to the final unappealable judgment of a court of competent jurisdiction.

11.10                     Right of Setoff.  Purchaser shall have the right to set off any amounts owed by Sellers under this Article 11 against any amount Purchaser may owe any such party pursuant to any section of this Agreement or any of the ancillary agreements contemplated hereby.

11.11                     Survival.  All representations, warranties and agreements made by the parties hereto in this Agreement or pursuant hereto shall survive the Closing and any investigation made at any time by or on behalf of any such party and shall continue in effect for a period of two (2) years after the Closing Date, and any Claim arising hereunder must be asserted prior to the second anniversary of the Closing Date.

ARTICLE 12

NON-COMPETITION AND CONFIDENTIAL INFORMATION

12.1                           Non-Competition. For a period of two years commencing on the Closing Date:

(a)                                  Each Seller will not, and each Seller will not permit any affiliate of such Seller to, directly or indirectly, provide any service or product, within or without the United States, provided by Ski West or any Subsidiary at any time during the two-year period ending on the Closing Date, or otherwise attempt to compete with Purchaser with respect to the business of Ski West or any Subsidiary; and

(b)                                 No Seller shall enter into the employment of, render services or advice to, or engage in or become a proprietor, partner or stockholder of any business which competes with or contemplates competing with the business of Ski West or any Subsidiary; provided that this limitation shall not prevent a strictly passive investment in a publicly traded company limited to a maximum of two percent (2%) of the number of shares of common stock (or equivalent) of any such company outstanding.

12.2                           Trade Secrets; Confidential and Proprietary Information. No Seller shall use or disclose to any Person other than employees of Ski West or a Subsidiary or Purchaser any trade secret or confidential or proprietary information of Ski West or any Subsidiary, and no such disclosures shall be made for any purpose other than the lawful pursuit of the business of Ski West and the Subsidiaries and Purchaser.

The foregoing agreements in this Article 12 are in addition to, not in lieu of, non-competition agreements and confidentiality agreements and similar agreements Sellers may be required to enter into in connection with employment arrangements they may have with Ski West after the Closing.

ARTICLE 13
MISCELLANEOUS

13.1                           Entire Agreement.  This Agreement (including the Exhibits and Schedules) sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings (whether oral or written) between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

13.2                           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided that this Agreement, including the representations and warranties herein, may not be assigned by Seller or Ski West without the prior written consent of Purchaser.  Any assignment in violation of this Section 13.2 shall not be effective to transfer any rights or obligations under this Agreement.

13.3                           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. A telecopied facsimile of an executed counterpart of this Agreement shall be sufficient to evidence the binding agreement of each party to the terms hereof. However, each party agrees to promptly deliver to the other parties an original, duly executed counterpart of this Agreement.

13.4                           Headings.  The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

13.5                           Modification and Waiver.  No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

13.6                           Expenses.  Except as otherwise provided in this Agreement, each party hereto shall pay all costs and expenses incurred by such party or on its behalf in connection with this Agreement and the transactions contemplated hereby.

13.7                           Notice. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be sufficiently given if delivered in person or sent by confirmed facsimile transmission or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Purchaser, to:                                                                                               Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
Attn:  Senior Vice President, Finance

if to Ski West:                                                                                                                     Ski West, Inc.
1700 Park Avenue
Park City, Utah 84060
Attn:  James Moyle

if to Sellers:                                                                                                                                  Sellers
c/o James Moyle
1700 Park Avenue
Park City, Utah 84060

or at such other address for a party as shall be specified by like notice, and such notice or communication shall be deemed to have been duly given as of the date so delivered, mailed or sent by telecopier.

13.8                           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regards to conflict of law rules thereof.

13.9                           Severability.  If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

13.10                     Public Announcements.  Neither Ski West nor either Seller will make (or permit any affiliate of theirs to make) any press release or public announcement concerning the transactions contemplated by this Agreement without the prior consent of Purchaser.  Purchaser may issue one or more press releases, file reports on Form 8-K or otherwise make public announcements concerning the transactions contemplated by this Agreement, and will use reasonable efforts to consult with Sellers prior to issuing any such press release or making any such announcement; provided, however, that Purchaser may make any public disclosure required by law or the rules of any applicable securities exchange or quotation system at any time without the consent of either Seller or of Ski West.

13.11                     Trading Activities.  Sellers and Ski West agree that they will not effect any purchase, sale or other transaction (or permit any affiliate of either of them to effect any purchase, sale or other transaction) in or involving or relating to Purchaser’s publicly traded securities (a) prior to the date three business days after Seller’s public announcement of the transactions contemplated by this Agreement, or (b) at any time that either of them is or may be in possession of material nonpublic information relating to Purchaser.

13.12                     Confidentiality.  Pending the Closing, and subject to Purchaser’s obligations under applicable law and the rules of the Nasdaq Stock Market, each of the parties will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the party providing such Confidential Information or destroy, at the request and option of such providing Party, all tangible embodiments (and all copies) of the Confidential Information which are in his, her or its possession.  In the event that any of the parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that party will notify the other party or parties promptly of the request or requirement so that such party or parties may seek an appropriate protective order or waive compliance with the provisions of this Section 13.12.  If, in the absence of a protective order or the receipt of a waiver hereunder, any of the parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that party or parties may disclose the Confidential Information to the tribunal; provided, however, that the disclosing party or parties shall use his, her or its reasonable best efforts to obtain, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the other party or parties shall designate.  Upon the consummation of the Closing, Purchaser shall be released of all obligations under this Section 13.12.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

PURCHASER:

OVERSTOCK.COM, INC.

By:	/s/ David Chidester

Title:
David Chidester
Senior Vice President, Finance

SKI WEST, INC:

By:	/s/ Jonathan Cardella
Jonathan Cardella
Its:	Chief Executive Officer

By:	/s/ James Moyle
James Moyle
Its:	President

SELLERS:

/s/ Jonathan Cardella
Jonathan Cardella

/s/ James Moyle
James Moyle

/s/ Thomas Raudorf
Thomas Raudorf

/s/ Joe Illescas
Joe Illescas

/s/ Alan Mao
Alan Mao

EXHIBIT A

As used herein, the following terms have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).  References to Ski West include the Subsidiaries unless the context requires otherwise

“Accounts Receivable” means all notes and accounts receivable of Ski West.

“Accounts Payable” means the payables of Ski West to vendors and trade account creditors incurred in the ordinary course of business as of the Closing Date.

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.

“Books and Records” means all books, records, books of account, files and data (including customer and supplier lists), certificates and other documents of Ski West or related to the conduct of the Business or the ownership of the Assets, including personnel records and files.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

“Confidential Information” means any information concerning the businesses and affairs of the parties and their Subsidiaries or Affiliates that is not already generally available to the public, but shall not include (i) information which is, or becomes, generally available to the public other than by recipient’s unauthorized disclosure of the information; (ii) information which is, or becomes part of the common knowledge of the industry, other than by recipient’s unauthorized disclosure of the information; (iii) information disclosed by the disclosing party to third parties without restriction on disclosure; or (iv) information which is disclosed by the recipient with the prior written approval of the disclosing party.

“Encumbrances” means liens, security interests, options, rights of first refusal, mortgages, debentures, indentures, deeds of trust, licenses, leases, permits, security agreements or other encumbrances of any nature whatsoever.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating in any way to any Environmental Law (for purposes of this definition, “Claims”) or any permit issued under any such Environmental Law, including without limitation (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, remediation or other actions for damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now in effect and in each case as amended and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to Hazardous Materials, the environment or health relating to or arising from environmental conditions, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended 42 U.S.C. § 9601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §  1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §  6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §  1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §  2601 et seq.; the Clean Air Act, 42 U.S.C. §  7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §  3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. §  2701 et seq.; and substantially similar state and local laws.

“Hazardous Materials” means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of substantially similar import under any applicable Environmental Law; and (iii) any other chemical, material or substance, exposure to which is prohibited or regulated by an governmental authority.

“Intellectual Property” means domestic and foreign patents, patent applications, registered and unregistered trademarks, service marks, trade names and logos, registered and unregistered copyrights, computer programs, software, data bases, trade secrets and proprietary information relating to the conduct of the Business.

“Material Adverse Effect” means material adverse effect (i) in the case of Ski West, on the Assets, Business, condition (financial or otherwise) or results of operations of Ski West and the Subsidiaries taken as a whole and (ii) in the case of the Purchaser, on the assets, liabilities, business, condition (financial or otherwise) or results of operations of Purchaser.

“Tax” means any net income, alternative or add-on minimum tax, advance, corporation, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, value added, withholding, payroll, employment, unemployment, excise, stamp or occupation tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty imposed by any governmental authority with respect thereto, and any liability for such amounts as a result either of being a member of an affiliated group or of a contractual obligation to indemnify any other entity.

EXHIBIT B

ESCROW AGREEMENT

This Escrow Agreement, dated as of July [1], 2005 (the “Closing Date”), among Overstock.com, Inc., a Delaware corporation (“Purchaser”), Jonathan Cardella, James Moyle, Thomas Raudorf, Joe Illescas and Alan Moe (Messrs. Cardella, Moyle, Raudorf, Illescas and Moe being herein collectively called the “Sellers”), and Wells Fargo Bank, N.A., a national banking association, as escrow agent (“Escrow Agent”).

This is the Escrow Agreement referred to in the Stock Purchase Agreement dated June 24, 2005 (the “Purchase Agreement”) among Purchaser, Sellers and Ski West, Inc., a Utah corporation. Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

The parties, intending to be legally bound, hereby agree as follows:

1.                                      ESTABLISHMENT OF ESCROW

(a)                                  Pursuant to Section 3.3 of the Purchase Agreement, Purchaser is depositing with Escrow Agent an amount equal to $1,875,000 in immediately available funds (as increased by any earnings thereon and as reduced by any disbursements, amounts withdrawn under Section 5(j), or losses on investments, the “Escrow Fund”). Escrow Agent acknowledges receipt thereof.

(b)                                 Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2.                                      INVESTMENT OF FUNDS

Except as Purchaser and Sellers may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be invested from time to time, to the extent possible, in United States Treasury bills having a remaining maturity of 90 days or less and repurchase obligations secured by such United States Treasury Bills, with any remainder being deposited and maintained in a money market deposit account with Escrow Agent, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

3.                                      CLAIMS

(a)                                  If Purchaser gives a notice to Sellers and Escrow Agent stating that the Purchase Price has been reduced pursuant to Section 3.2 of the Purchase Agreement and that any Seller has failed to pay such Seller’s obligation thereunder within ten days after notice thereof, and specifying the dollar amount payable to Purchaser pursuant to Section 3.2 of the Purchase Agreement as a result of such determination, on the tenth business day following such notice Escrow Agent shall pay to Purchaser the dollar amount so specified from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether the amount has been determined in accordance with the requirements of the Purchase Agreement.

(b)                                 From time to time on or before the date one year after the Closing Date, Purchaser may give notice (a “Notice”) to Sellers and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a “Claim”) it may have under Article 11 of the Purchase Agreement; Purchaser may make more than one claim with respect to any underlying state of facts. If Sellers give notice to Purchaser and Escrow Agent disputing any Claim (a “Counter Notice”) within 30 days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 3(c). If no Counter Notice is received by Escrow Agent within such 30-day period, then the dollar amount of damages claimed by Purchaser as set forth in its Notice shall be deemed established for purposes of this Escrow Agreement and the Purchase Agreement and, at the end of such 30-day period, Escrow Agent shall pay to Purchaser the dollar amount claimed in the Notice from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement.

(c)                                  If a Counter Notice is given with respect to a claim, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Purchaser and Sellers or (ii) a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

4.                                      TERMINATION OF ESCROW

On the first business day after the date one year after the Closing Date, Escrow Agent shall pay and distribute the then amount of Escrow Fund to Sellers in accordance with their interests, unless (i) any Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Escrow Fund (and the balance paid to Sellers in such proportions)  or (ii) Purchaser has given notice to Sellers and Escrow Agent specifying in reasonable detail the nature of any other claim it may have under Section 11 of the Purchase Agreement with respect to which it is unable to specify the amount of Damages, in which case their entire Escrow Fund shall be retained by Escrow Agent, in either case until it receives joint written instructions of Purchaser and Sellers or a final non-appealable order of a court of competent jurisdiction as contemplated by Section 3(b).

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5.                                      DUTIES OF ESCROW AGENT

(a)                                  Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(b)                                 Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

(c)                                  Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(d)                                 Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e)                                  Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident

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alien certifications. This Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

(f)                                    Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(g)                                 Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(h)                                 Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

(i)                                     In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

(j)                                     Purchaser and Sellers shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $                   at the time of execution of this Agreement and $                           annually thereafter and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which

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Escrow Agent is entitled shall be borne 50% by Purchaser and 50% by the Sellers, collectively.  Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

(k)                                  No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent’s name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless Escrow Agent shall first have given its specific written consent thereto.

(l)                                     The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

6.                                      LIMITED RESPONSIBILITY

This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

7.                                      OWNERSHIP FOR TAX PURPOSES

Sellers agree that, for purposes of federal and other taxes based on income, Sellers will be treated as the owners of the Escrow Fund in accordance with their interests, and that Sellers will report all income, if any, that is earned on, or derived from, the Escrow Fund as their income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8.                                      NOTICES

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

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Sellers:

Attention:

Facsimile No.:

with a copy to:

Attention:

Facsimile No.:

Purchaser:	Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
Attention: President

with a copy to:	Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
Attention: Senior Vice President, Corporate Affairs

Escrow Agent:

Attention:

Facsimile No.:

with a copy to:

Attention:

Facsimile No.:

9.                                      JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Utah, County of Salt Lake, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Utah, and each of the parties consents to the jurisdiction of such courts (and of

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the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.                               COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

11.                               SECTION HEADINGS

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

12.                               WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.                               EXCLUSIVE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Purchaser, the Sellers and the Escrow Agent.

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14.                               GOVERNING LAW

This Agreement shall be governed by the laws of the State of Utah, without regard to conflicts of law principles.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

PURCHASER:

OVERSTOCK.COM, INC.

By:
Name:
Title:

SELLERS:

Jonathan Cardella

James Moyle

Thomas Raudorf

Joe Illescas

Alan Mao

ESCROW AGENT:

EXHIBIT C

The Founders will be responsible for managing Ski West as a wholly owned subsidiary of Purchaser, subject to the authority of the board of directors of Ski West, and to the authority of Purchaser, as the sole shareholder of Ski West, to replace the members of the board of directors.  Purchaser desires to have Ski West operate as a distinct economic unit with its own bottom line (“Operating Profit”).

1.                                       The Founders will be required to control the expenses of Ski West and its employees (i.e. staff payroll, T&E, CSR’s, their rent and phone bills, etc.) which will count against Ski West’s Operating Profit.

2.                                       Purchaser will not charge Ski West rent within Purchaser’s building or collocation center or corporate overhead (i.e. IT, finance, legal or HR).  In managing Ski West, the Founders should leverage Purchaser’s costs.  However, the Founders will not be permitted to abuse it (i.e. no housing 200 CSR’s in Purchaser’s space to save rent).  A sample P&L and bonus pool calculation is attached for illustration.

3.                                       The payments under the bonus pool shall not be deducted in any calculation of the Operating Profit.

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Exhibit D

Form of Opinion of Counsel to Ski West, Inc. and Sellers

Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Stock Purchase Agreement (the “Agreement”) by and among Overstock.com, Inc. (“Overstock”), Ski West, Inc. (“Ski West”) and its Shareholders (“Sellers”).

a)                                      Ski West is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah, and has all requisite corporate authority and power, licenses, authorizations, consents and approvals to carry on its business as presently conducted (including the business conducted through the Subsidiaries, the “Business”), and to own, hold and operate its properties and assets and to enter into the Agreement and the other agreements contemplated thereby (the “Transaction Documents”).

b)                                     Each of the Subsidiaries is either a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah, or a limited liability company duly formed, validly existing and in good standing under the state of Utah, and each has all requisite corporate or other authority and power, licenses, authorizations, consents and approvals to carry on its business as presently conducted, and to own, hold and operate its properties and assets

c)                                      The execution, delivery and performance by Ski West of the Agreement and each of the Transaction Documents to be executed and delivered by Ski West are within Ski West’s corporate powers, have been duly authorized by all necessary corporate action, and do not require from the Board of Directors or shareholders of Ski West any consent or approval that has not been validly and lawfully obtained.

d)                                     The Agreement and each of the Transaction Documents have been executed and delivered by Ski West and Sellers, as applicable, and constitute legal, valid and binding obligations of Ski West and Sellers, respectively, and are enforceable against Ski West and Sellers in accordance with their respective terms, subject to the effects of bankrupty, insolvency and other laws of general application affecting creditors rights generally, and to principles of equity.

e)                                      The authorized capital stock of Ski West consists of (i) 50,000 shares of Class A Common Stock, no par value, of which 21,577 shares are issued and outstanding and held of record by Sellers as set forth in Setion 3.1 of the Agreement, and (ii) 50,000 shares of Class B Common Stock, no par value, of which no shares are issued or outstanding.

f)                                        Each of the Subsidiaries is wholly owned of record by Ski West.

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g)                                     Neither the execution and delivery nor the performance of the Agreement by Ski West or Sellers, nor the consummation of the transactions contemplated thereby will, with or without giving of notice or lapse of time or both (i) violate, conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Ski West or any Subsidiary; (ii) require any permit or consent of any Governmental Entity; (iii) to our knowledge, require any consent under or result in a violation or breach of, or constitute a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any contract of Ski West or any Subsidiary; (iv) to our knowledge, violate, conflict with or result in any breach of any order or decree of any governmental authority or law applicable to Ski West or any Subsidiary or either Seller; or (v) result in the creation or imposition of any Encumbrance upon any of the assets of Ski West or any Subsidiary.

h)                                     To our knowledge, there is no litigation pending or threatened against or affecting Ski West or any Subsidiary, and neither Ski West nor any Subsidiary is subject to any order of any governmental authority.

i)                                         To our knowledge, except as disclosed in the Schedules to the Agreement, Ski West and each Subsidiary is in compliance and has in the past complied in all material respects with all existing foreign and domestic laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to Ski West or such Subsidiary, except for any non-compliance which would not have a Material Adverse Effect on Ski West or the Business.  Neither the ownership nor use of Ski West’s or any Subsidiary’s properties nor the conduct of the Business conflicts with the rights of any other person, or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of Ski West’s Articles of Incorporation or Bylaws, as presently in effect, or the governing documents of any Subsidiary, or, to our knowledge, any Encumbrance, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which Ski West or any Subsidiary is a party or by which it or any of them may be bound or affected.  To our knowledge, there is no outstanding order of restraint, no outstanding or threatened order, writ, injunction or decree of any foreign or domestic court, governmental agency, arbitration tribunal or environmental claim against Ski West or any Subsidiary.

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